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                                                               EXHIBIT (2)(a)(3)

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          THE FUTURE GERMANY FUND, INC.

Pursuant to Section 2-604 of the General Corporation Law of the State of Maryland, I, Robert R. Gambee, being a vice- president of The Future Germany Fund, Inc., a Maryland corporation (the "Corporation"), hereby certify that:

         FIRST, the following amendment to the Corporation's Articles of Incorporation was advised by the Corporation's Board of Directors and approved by the Corporation's stockholders; and

         SECOND, ARTICLE SECOND of the Corporation's Articles of Incorporation is hereby amended to read in full as follows:

         "ARTICLE SECOND: The name of the Corporation is "The Central European Equity Fund, Inc." (the "Corporation")."

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IN WITNESS THEREOF, I have signed these Articles of Amendment this 29th day of
June, 1995.

                                                     /s/Robert Gambee
                                                     ----------------
                                                     Robert R. Gambee
                                                     Vice President

Attest:

/s/Joesph Cheung
-------------------
Joseph Cheung
Assistant Secretary



                  I acknowledge this to be my act and state under penalty of perjury that with respect to all matters and facts therein, to the best of my knowledge, information, and belief, such matters and facts are true in all material respects.

Date: June 29, 1995             By:/s/Robert Gambee
                                   ------------------------------
                                      Robert R. Gambee